As filed with the Securities and Exchange Commission on May 15, 2002
                                                 Registration No. 333 -

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               YELLOW CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                48-0948788
  (State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or organization)

                                10990 Roe Avenue
                           Overland Park, Kansas 66207
                                 (913) 696-6100
                    (Address of Principal Executive Offices)
                             ----------------------

                               Yellow Corporation
                     2002 Stock Option and Share Award Plan
                            (Full title of the plan)
                             ----------------------

                          William F. Martin, Jr., Esq.
                         Senior Vice President/Secretary
                               Yellow Corporation
                                10990 Roe Avenue
                           Overland Park, Kansas 66207
                                 (913) 696-6100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                    Copy to:
                              W. Leslie Duffy, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
 Title of Securities        Amount to be    Proposed Maximum Offering         Proposed Maximum           Amount of
  to be Registered           Registered       Price Per Share(2)        Aggregate Offering Price(2)   Registration Fee
----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
  $1.00 per share           1,000,000             $27.255                      $27,255,000               $2,507.46
                            shares(1)
======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of a share of the registrant's Common Stock as reported on The NASDAQ Stock Market on May 14, 2002.

================================================================================

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Plan Annual Information.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to
               Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Yellow Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission on March 14, 2002;

     (b) The Company's Prospectus filed pursuant to Rule 414(b), as filed with the Commission on April 12, 2002; and

     (c) The Company's Current Report on Form 8-K, filed with the Commission on April 9, 2002.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities offered hereby is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation and Bylaws of Yellow Corporation together provide that Yellow's directors shall not be personally liable to Yellow or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to Yellow or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of Yellow also provide that if the DGCL is amended to permit further elimination of limitation of the personal liability of the directors, then the liability of Yellow's directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Yellow maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing.

     DGCL Section 102(b)(7) provides that Yellow may indemnify a present or former director if such director conducted him or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Yellow's best interests.

     DGCL Section 145 provides that Yellow may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party," and collectively, "Indemnified Parties"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of Yellow (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Yellow's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that Yellow may only indemnify an Indemnified Party for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to Yellow. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.       Description

     4    2002 Stock Option and Share Award Plan

     5 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered

     23.1 Consent of Cahill Gordon & Reindel (included in Exhibit 5)

     23.2 Consent of Arthur Andersen LLP

     24 Power of Attorney (set forth on the signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers of sales are being made, if applicable, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that clauses (1)(a) and 1(b) shall not apply if the information required to be included therein is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in con-nection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas on the 15th day of May, 2002.

                             YELLOW CORPORATION


                             By:  /s/ William F. Martin, Jr.
                                  -------------------------------------
                                  William F. Martin, Jr.
                                  Senior Vice President and Secretary

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William
F. Martin, Jr. such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments), and to file the same, with exhibits and schedules thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Capacity in Which Signed                    Date


/s/ William D. Zollars              President, Chief Executive Officer          May 15, 2002
---------------------------         and Chairman of the Board of Directors
William D. Zollars

/s/ Donald G. Barger, Jr.           Senior Vice President and                   May 15, 2002
---------------------------         Chief Financial Officer
Donald G. Barger, Jr.

/s/ Howard M. Dean                  Director                                    May 15, 2002
---------------------------
Howard M. Dean

/s/ Cassandra C. Carr               Director                                    May 15, 2002
---------------------------
Cassandra C. Carr

/s/ Carl W. Vogt                    Director                                    May 15, 2002
---------------------------
Carl W. Vogt

/s/ Richard C. Green Jr.            Director                                    May 15, 2002
---------------------------
Richard C. Green, Jr.




/s/ Dennis E. Foster                Director                                    May 15, 2002
---------------------------
Dennis E. Foster

/s/ John C. McKelvey                Director                                    May 15, 2002
---------------------------
John C. McKelvey

/s/ William L. Trubeck              Director                                    May 15, 2002
---------------------------
William L. Trubeck


                                  Exhibit Index


Exhibit No.       Description

     4    2002 Stock Option and Share Award Plan

     5 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered

     23.1 Consent of Cahill Gordon & Reindel (included in Exhibit 5)

     23.2 Consent of Arthur Andersen LLP

     24 Power of Attorney (set forth on the signature page of this Registration Statement)

                                                                       Exhibit 4

                                    Exhibit A


                               YELLOW CORPORATION
                     2002 STOCK OPTION AND SHARE AWARD PLAN


1.   Purpose

     The Yellow Corporation 2002 Stock Option and Share Award Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of Yellow Corporation and its subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms and to provide additional compensation to such personnel tied to the common stock of the Company. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.   Definitions

     When used herein, the following terms shall have the meaning set forth below:

     2.1. "Award" shall mean an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Stock Unit Award, Dividend Equivalent or Other Share-Based Award.

     2.2. "Board" means the Board of Directors of Yellow Corporation.

     2.3. "Committee" means the members of the Board's Compensation Committee who are non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Commission as it exists on the effective date of the Plan or as subsequently amended or interpreted and are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and the regulations thereunder.

     2.4. "Company" means Yellow Corporation.

     2.5. "Dividend Equivalent" means a right, granted pursuant to Section 11 of the Plan, to receive cash, Shares or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     2.6. "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as reported by NASDAQ or if the closing price is not reported, the bid price of the Shares as reported by NASDAQ on the date on which the value is to be determined or, if the stock did not trade on that date, the next preceding date on which such stock traded.

     2.7. "Grantee" means a person to whom an Award is made.

     2.8. "IRC `86" means the Internal Revenue Code of 1986, as in effect as of the effective date of the Plan or as thereafter amended, and applicable regulations.

     2.9. "Option" means the right, granted pursuant to Section 6 of the Plan, to purchase, at a price, for a term, under conditions, and for cash or other considerations fixed by the Committee, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of shares specified by the Committee. All such Options shall be Non-Qualified Stock Options and are not or intended to be Incentive Stock Options as defined by IRC `86.

     2.10. "Other Share-Based Award" means a right, granted pursuant to Section 12 of the Plan, that relates to or is valued by reference to Shares.

     2.11. "Performance Stock Award" means the grant pursuant to Section 10 of the Plan of the right to receive the number of Shares specified by the Committee, at a time or times fixed by the Committee, and subject to such performance objectives and other limitations and restrictions as the Plan and the Committee impose.

     2.12. "Performance Stock Unit Award" means the grant pursuant to Section 10 of the Plan, of units representing a right to receive Shares or cash at a time or times fixed by the Committee, and subject to such performance objectives and other limitations and restrictions as the Plan and the Committee impose.

     2.13. "Plan" means the Company's 2002 Stock Option and Share Award Plan.

     2.14. "QDRO" means a qualified domestic relations order as defined by IRC `86 or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     2.15. "Restricted Stock Award" means the grant pursuant to Section 8 of the Plan of the right to receive the number of Shares specified by the Committee, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose.

     2.16. "Restricted Stock Unit Award" means the grant pursuant to Section 9 of the Plan of units representing a right to receive Shares or cash, at the time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose.

     2.17. "SAR" means a right granted pursuant to Section 7 of the Plan to surrender to the Company all or a portion of an Option and to be paid therefor an amount, as determined by the Committee, no greater than the excess, if any, of (i) the Fair Market Value, on the date such right is exercised, of the Shares to which the Option or portion thereof relates, over (ii) the aggregate option price of those Shares.

     2.18. "Shares" means shares of the Company's common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

     2.19. "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

     2.20. "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or an SAR or to receive cash, Shares or other property issuable upon satisfaction of a Restricted Stock Award, Restricted

          Stock Unit Award, Performance Stock Award, Performance Stock Unit Award, Dividend Equivalent or Other Share-Based Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 14 hereof.

     2.21. "Term" means the period during which a particular Option or SAR may be exercised or the restricted or performance period or other term specified in any other Award.

3.   Administration of the Plan

     3.1. The Plan shall be administered by the Committee.

     3.2. The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by it, the participation by Grantee in other plans, and any other terms or conditions of each such Award. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee's actions in making Awards and fixing their size, Term and other terms and conditions and in granting any additional benefits in connection with any Award shall be conclusive on all persons.

     3.3. The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other persons, whether that person is claiming under or through any Grantee or otherwise.

     3.4. The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the Terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4.   Eligibility

     Awards may be made under the Plan only to employees of the Company or a Subsidiary who have executive, managerial, supervisory or professional responsibilities. Officers shall be employees for this purpose, whether or not they are also Directors, but a Director who is not such an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards, under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company. In making a determination concerning the granting of Awards to eligible employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.   Shares Subject to Plan

     Subject to adjustment as provided in Section 23 below, 1,000,000 Shares are hereby reserved for issuance in connection with Awards under the Plan. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. Any Shares subject to issuance upon exercise of Options or otherwise issuable under any Awards shall once again be available for issuance in satisfaction of Awards to the extent that (i) cash is issued in satisfaction of the exercise of the Option or SAR or upon settlement of the Award or (ii) the Option or SAR expires or terminates unexercised as to any Shares covered thereby or (iii) the Award is forfeited, canceled or otherwise terminated. Subject to adjustment as provided in Section 23 below, the maximum number of Shares with respect to which any form of award may be granted during any calendar year to any one Grantee under the Plan shall be 500,000 Shares. Subject to adjustment as provided in Section 23 below, the maximum total amount of Shares which can be awarded in any form other than Options or SARs is 200,000 Shares.

6.   Granting of Options

     6.1. Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

     6.2. The purchase price of each Share subject to Option shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of the Share on the date the Option is granted.

     6.3. Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the grant date of the Option.

     6.4. Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee. Except to the extent otherwise provided in or pursuant to Sections 14 and 15, no Option shall become exercisable as to any Shares prior to the first anniversary of the date on which the Option was granted.

7.   Stock Appreciation Rights

     7.1. The Committee may, in its discretion, grant an SAR to the holder of an Option, either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted and more than six months before the end of the Term of the Options, so long as the grant is made during the period in which grants of SARs may be made under the Plan.

     7.2. Each SAR shall be for such Term, and shall be subject to such other terms and conditions, as the Committee shall impose. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Grantee upon his exercise of an SAR shall be paid in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

     7.3. Except to the extent otherwise provided in or pursuant to Sections 14 and 15, no SAR shall be exercisable prior to the first anniversary of the date of grant.

     7.4. Upon exercise of an SAR the Option, or portion thereof, with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

8.   Restricted Stock Awards

     8.1. Subject to the terms of the Plan, the Committee may grant eligible employees Restricted Stock Awards.

     8.2. The terms and conditions of any such Award, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee. Except as provided in or pursuant to Sections 14 and 15, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Awards.

     8.3. The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, had been awarded but not delivered to him. Any such Dividend Equivalent shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the Dividend Equivalents apply are delivered to the Grantee, as the Committee shall determine. Any arrangement for the payment of Dividend Equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

9. Restricted Stock Unit Awards

     9.1. Subject to the terms of the Plan, the Committee may grant eligible employees Restricted Stock Unit Awards.

     9.2. Each Restricted Stock Unit Award shall represent the right to receive Shares (or cash equivalent to the Fair Market Value of such Shares) at the end of a specified deferral period as specified by the Committee, subject to such limitations and restrictions as the Committee may prescribe. The terms and conditions of any such Award, including the forfeiture provisions referred to in Section 9.3 below, shall be determined by the Committee.

     9.3. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment during the deferral period (as determined under criteria established by the Committee), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which Restricted Stock Unit Awards relate, all Restricted Stock Unit Awards that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide in any Award agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Restricted Stock Unit Awards shall be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Unit Awards.

     9.4. The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Unit Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which correspond, as of the record date for such dividend, to the number of units represented by such Award. Any such Dividend Equivalent shall be paid to the Grantee of the Restricted Stock Unit Award at such time or times during the deferral period, or at the time the Grantee vests in the Restricted Stock Unit Award, as the Committee shall determine. Any arrangement for the payment of Dividend Equivalents shall be terminated if, under the terms and conditions established by the Committee, the Restricted Stock Unit Award is forfeited.

10.  Performance Stock Awards and Performance Stock Unit Awards

     10.1. Subject to the terms of the Plan, the Committee may grant eligible employees Performance Stock Awards and/or Performance Stock Unit Awards.

     10.2. Each Performance Stock Award shall represent a right to receive Shares subject to such performance objectives and other limitations and restrictions as the Committee may prescribe. Each Performance Stock Unit Award shall represent a grant of units corresponding to a right to receive Shares (or cash equivalent to the Fair Market Value of such Shares) subject to such performance measures and other limitations and conditions as the Committee may prescribe. The terms and conditions of any such Award, including the performance period, performance measures and forfeiture provisions shall be determined by the Committee.

     10.3. The Committee shall determine a performance period ("Performance Period") and shall determine the performance objectives for grants of Performance Stock Awards and Performance Stock Unit Awards. Performance objectives may vary from eligible employee to eligible employee, and shall be based on such one or more of the following performance criteria as the Committee may deem appropriate: return on capital, total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders' equity, return on designated assets, net asset value, economic value added, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, and net operating profit after taxes. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary, or of a division or unit of any of the foregoing. Such performance objectives shall involve specific or relative performance measures in relation to a peer group of companies and/or broad-based market index. Performance periods may overlap, and eligible employees may participate simultaneously with respect to Performance Stock Units and Performance Stock Unit Awards for which different Performance Periods are prescribed.

     10.4. At the beginning of a Performance Period, the Committee shall determine for each eligible employee or group of eligible employees with respect to that Performance Period the range of number of Shares, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an eligible employee as an Award if the relevant measure of performance for the Performance Period is met.

     10.5. If, during the course of a Performance Period, there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on the performance objective during the Performance Period, the Committee, may revise such objective; provided, however, that the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of IRC `86 Section 162(m)(4)(C) and the regulations thereunder.

     10.6. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Stock Awards and Performance Stock Unit Awards for that Performance Period shall be forfeited; provided, however, that the Committee may provide in any Award agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Stock Awards and Performance Stock Unit Awards shall be waived in whole or in part in the event of termination resulting from specified causes or in the event of a change of control as defined by the Committee, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Stock Awards and Performance Stock Unit Awards.

     10.7. Each Performance Stock Award or Performance Stock Unit Award that is earned may be paid in whole Shares, or cash, or a combination of Shares and cash, as the Committee may determine at the time of grant or otherwise, as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to payment of any Performance Stock Award or Performance Stock Unit that the performance objectives and any other material terms were in fact satisfied.

     10.8. The Committee may establish terms and conditions upon which the Grantee of a Performance Stock Award or Performance Stock Unit Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which correspond, as of the record date for such dividend, to the number of Shares or units represented by such Award. Any such Dividend Equivalent shall be paid to the Grantee of the Performance Stock Award or Performance Stock Unit Award at such time or times during the Performance Period, or after the end of the Performance Period, as the Committee shall determine. Any arrangement for the payment of Dividend Equivalents shall be terminated if, under the terms and conditions established by the Committee, the Performance Stock Award or Performance Stock Unit Award is forfeited.

11.  Dividend Equivalents

     The Committee is authorized to grant Dividend Equivalents to eligible employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than free-standing Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

12.  Other Share-Based Awards

     The Committee is authorized, subject to limitations under applicable law, to grant to eligible employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any of its Subsidiaries or affiliates or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 12 shall be purchased for such consideration, paid at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 12.

13.  Non-Transferability of Rights

     Except for certain transfers of Options, SARs, and Restricted Stock Awards to family members (including, without limitation, to a trust for the benefit of the Grantee's family members or to a partnership or limited liability company owned by one or more members of the Grantee's family members), charities, or pursuant to a QDRO, which the Committee in its sole discretion may permit, no Option, SAR and no rights under any Restricted Stock Award shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and, except for permitted transferees, each Option and SAR may be exercised during the lifetime of the Grantee only by the Grantee.

14.  Death or Termination of Employment

     14.1 Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options or SARs on death or termination of employment as it shall in its discretion determine. No such provision shall extend the Term of an Option or SAR, nor shall any such provision permit an Option or SAR to be exercised prior to the first anniversary of the date on which it was granted, except in the event of death or termination by reason of disability.

     14.2 The effect of death or termination of employment on Shares or other amounts payable pursuant to any Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Stock Unit Award, Dividend Equivalent or Other Share-Based Award shall be stated in the applicable Award.

     14.3 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

15.  Provisions Relating to Termination of the Company's Separate Existence

     The Committee may provide that in the event that the Company is to be wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or an entity controlled by it, is not the surviving entity, any or all Options and SARs granted under the Plan shall be immediately exercisable in full and any or all Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, Performance Stock Unit Awards, Dividend Equivalents and Other Share-Based Awards shall be payable immediately in full.

16.  Writings Evidencing Awards

     Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

17.  Exercise of Rights Under Awards

     17.1 A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe.

     17.2 The notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made in cash; shares of the Company's common stock having a Fair Market Value equivalent to the purchase price of such Shares; a combination thereof; or cashless exercise pursuant to the Cashless Exercise Program offered by the Company. No Shares shall be issued upon exercise of an Option until full payment has been made therefor.

     17.3 The notice of exercise of an SAR shall be accompanied by the Grantee's copy of the writing or writings evidencing the grant of the SAR and the related Option.

     17.4 Upon exercise of an Option or SAR, or after grant of any other type of Award but before a distribution in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

     17.5 All notices or requests provided for herein shall be delivered to the Secretary of the Company.

18.  Effective Date of the Plan and Duration.

     18.1 The Plan shall become effective on March 1, 2002, subject to stockholder approval at the 2002 Annual Meeting of Stockholders of the Company.

     18.2 No Awards may be granted under the Plan on or after March 1, 2012 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

19.  Date of Award

     The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

20.  Stockholder Status

     No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

21.  Postponement of Exercise

     The Committee may postpone any exercise of an Option or SAR or the distribution of Shares under any other Award for such time as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or an SAR or distributable in satisfaction of any other type of Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Award to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of any Award. Neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to the Grantee's Successor or to any other person with respect to any Shares as to which the Option or SAR shall lapse because of such postponement or as to which issuance under any other Award was delayed.

22.  Termination, Suspension, Modification or Amendment of Plan

     The Board may at any time terminate, suspend, modify or amend the Plan, except that the original per share option price of each option grant; the maximum number of Shares with respect to which any form of award may be granted during any calendar year to any one Grantee of 500,000 Shares; and the maximum total amount of Shares which can be awarded in any form other than Options and SARs of 200,000 Shares may not be modified, except for modification under the circumstances outlined in Paragraph 23 below, without stockholder approval. However, no termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Company or a Subsidiary shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.

23. Adjustment for Changes in Capitalization

     Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for the grant of Awards under the Plan, or becoming available through the termination, surrender or lapse of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction shall be made in the per share option price as to any outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated. In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the Shares (other than those considered above) such that an adjustment is appropriate in order to prevent dilution or enlargement of rights of participants, then the Board shall make such adjustment in the number and kind of shares that may thereafter be issued under the Plan and in the number and kind of shares remaining subject to Awards then outstanding and in the per share option price as the Board in its discretion may consider appropriate to reflect such transaction or event, and all such adjustments shall be conclusive upon all persons.

24. Delivery of Shares in Lieu of Cash Incentive Awards

     24.1 Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

     24.2 The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment other-wise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

     24.3 Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

     24.4 Such applications and such delivery of Shares shall not be permitted on or after March 1, 2012.

25. Loans

     25.1 The Company may make loans to Grantees for the sole purpose of exercising Option Awards under the Plan and meeting the Federal tax consequences of such exercise. Such loans shall be subject to the terms and conditions established by the Committee from time to time which shall in all cases include those specific items contained in this Section 25 as well as such other items as may be established by the Committee.

     25.2 No loan shall exceed the exercise price of the option to be exercised plus the amount of Federal income taxes reasonably estimated to be due at the exercise of the option or within the next following seven month period.

     25.3 No loan shall have a term exceeding five years subject to renewal at the discretion of the Committee. Notwithstanding any other terms of the loan, each loan shall be fully due and payable on the loan recipient's termination of employment, except that in the case of termination due to disability, the Committee at its discretion may extend the terms of the loan beyond termination.

     25.4 Interest shall be charged on the loan with a rate established by the Committee but in no case less than an amount equal to any dividends payable during the term of the loan on the Shares being purchased by the Grantee at the exercise of the Option. Such minimum interest rate shall be determined by dividing the dividends paid on such Shares during the preceding twelve months by the Option price for such Shares.

     25.5 If such a loan is made to a Grantee, the Company shall not deliver a certificate or any shares purchased with the loan proceeds, until such time as the loan is repaid.

26. No-Uniform Determination

     The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of loans or applications for delivery of stock in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise eligible employees, whether or not such employees are similarly situated.

27. Taxes

     The Company is authorized to pay or withhold the amount of any tax attributable to any amounts payable under any Awards, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnification to its satisfaction. This authority shall include authority to withhold or receive Shares and to make cash payments in respect thereof in satisfaction of an individual's tax obligations.

28. Tenure

     An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he is a participant under this Plan. At the sole discretion of the Committee, an employee terminated for cause may be required to forfeit all of his rights under the Plan, except as to Options or SARs already exercised and any other Awards in which the Grantee has already vested.

29. Application of Proceeds

     The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

30. Other Actions

     Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

31. Governing Law

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                                       Exhibit 5




                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000


                                                                    May 15, 2002


Yellow Corporation
10990 Roe Avenue
Overland Park, Kansas 66207

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") being filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the 1,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Yellow Corporation (the "Company") which are to be awarded (an "Award") pursuant to the Yellow Corporation 2002 Stock Option and Share Award Plan (the "Plan").

     We advise you that, in our opinion, upon the issuance of Common Stock pursuant to an Award in accordance with the terms of the Plan, and in each case upon payment to the Company of any consideration for such Common Stock provided for in the Plan or any agreement with the Company relating to the applicable Award (which consideration is assumed herein to be in no event less than the par value of the Common Stock being issued upon such payment), the shares of the Common Stock so issued will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid Registration Statement.

                                     Very truly yours,

                                     /s/ Cahill Gordon & Reindel

                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 25, 2002 included and incorporated by reference in the Yellow Corporation Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP


Kansas City, Missouri
May 14, 2002